FREE WRITING PROSPECTUS DATED FEBRUARY 13, 2006

PART I of II

$447,900,000 (Approximate)

HOME EQUITY LOAN-BACKED TERM NOTES,

SERIES 2006-HSA2

RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.

Depositor (SEC File No. 333-110340)

Depositor

RESIDENTIAL FUNDING CORPORATION

Seller and Master Servicer

FEBRUARY 13, 2006

Co-Lead Underwriters

Disclaimer

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION (THE SEC) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1–800-221-1037.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Term Notes, supersedes any information contained in any prior similar materials relating to the Term Notes. The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Term Notes referred to in this free writing prospectus and to solicit an offer to purchase the Term Notes, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Term Notes, until we have accepted your offer to purchase Term Notes. The Term Notes referred to in these materials are being sold when, as and if issued. The issuer is not obligated to issue such Term Notes or any similar security and the underwriter's obligation to deliver such Term Notes is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such Term Notes when, as and if issued by the issuer. You are advised that the terms of the Term Notes, and the characteristics of the home equity loan pool backing them, may change (due, among other things, to the possibility that home equity loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different home equity loans may be added to the pool, and that one or more classes of Term Notes may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that Term Notes may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such Term Notes to you is conditioned on the home equity loans and Term Notes having the characteristics described in these materials. If for any reason the issuer does not deliver such Term Notes, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Term Notes which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This communication does not contain all the information that is required to be included in the base prospectus and the prospectus supplement.

This information in this communication is preliminary and is subject to completion or change.

2

Residential Funding Mortgage Securities, II, Inc.

Home Equity Loan-Backed Term Notes, Series 2006-HSA2

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse Securities (USA) LLC.

RFMSII Home Equity Loan-Backed Term Notes,

Series 2006-HSA2

$447,900,000 (Approximate)

Characteristics of the Certificates (a)(b)(d)(e)

Class	Amount ($)	Ratings (S&P/Moody’s)	Bond Type	Interest Accrual Basis	Expected WAL (yrs) Call / Mat	Principal Lockout/Window Call / Mat	Expected Maturity To Call	Final Scheduled Maturity Date
A-I-1	$ 165,375,000	AAA / Aaa	SEQ - FLT	Actual / 360	0.90 / 0.90	1 – 21 / 1 – 21	November 2007	January 2021
A-I-2	$ 33,249,000	AAA / Aaa	SEQ	30 / 360	2.00 / 2.00	21 – 27 / 21 – 27	May 2008	January 2021
A-I-3	$ 47,862,000	AAA / Aaa	SEQ	30 / 360	3.00 / 3.00	27 – 49 / 27 – 49	March 2010	November 2027
A-I-4(c)	$ 20,949,000	AAA / Aaa	SEQ	30 / 360	4.80 / 5.68	49 – 62 / 49 – 141	April 2011	March 2036
A-I-5	$ 29,715,000	AAA / Aaa	NAS	30 / 360	4.78 / 5.92	37 – 62 / 37 – 138	April 2011	March 2036
A-II	$ 150,750,000	AAA / Aaa	Pass Through	Actual / 360	2.50 / 2.62	1 – 81 / 1 - 168	November 2012	February 2036
Grand Total	$ 447,900,000

Notes:

(a)	Class sizes subject to a variance of +/-5%.
(b)

The WAL and Payment Windows are shown to the related optional redemption date (as described herein) and to maturity. Loan Group I prepayment speed: 100% PPC which is defined as 15% CPR building to 40% CPR over the first 12 months, remaining at 40% CPR through month 24 and then decreasing to 35% CPR at month 36 remaining constant at 35% CPR thereafter.

Loan Group II prepayment speed: 40% CPR, 15% Draw Rate.

(c)

The Interest Rate for the Class A-I-4 Notes will increase by 0.50%, subject to the Group I Net WAC Rate, on the second Payment Date following the first possible optional redemption date for the Group I Loans.

(d)	The expected maturity date is run at the pricing speed to call.
(e)

For the Class A-I-1, A-I-2 and A-I-3 Notes, the final scheduled maturity date will be calculated assuming no prepayments, losses or delinquencies on the home equity mortgage loans, no termination of the Trust with respect to either loan group on the related optional redemption date, a required overcollateralization amount of $0, and no excess interest on any Payment Date. For all other Notes, the final scheduled maturity date is the Payment Date in the month following the latest maturing home equity mortgage loan in the related loan group.

3

Residential Funding Mortgage Securities, II, Inc.

Home Equity Loan-Backed Term Notes, Series 2006-HSA2

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse Securities (USA) LLC.

Depositor:	Residential Funding Mortgage Securities II, Inc.

Issuer:	Home Equity Loan Trust 2006-HSA2.

Seller and	Residential Funding Corporation, an indirect wholly-owned subsidiary of GMAC
Master Servicer:	Mortgage Group, Inc.

Subservicer:	HomeComings Financial Network, Inc., an affiliate of the Depositor.

Advances:

There is no required advancing of delinquent principal or interest on the home equity mortgage loans by the Master Servicer, the Subservicer, the Indenture Trustee, the Owner Trustee, the Credit Enhancer or any other entity.

Lead Underwriters:	Credit Suisse Securities (USA) LLC and Residential Funding Securities Corporation.

Co-Underwriters:	Deutsche Bank Securities, Inc. and Goldman, Sachs & Co.

Indenture Trustee:	JPMorgan Chase Bank, N.A.

Owner Trustee:	Wilmington Trust Company.

Rating Agencies:	Standard and Poor’s, a division of The McGraw Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) will rate the Offered Notes.

Credit Enhancer:	Financial Guaranty Insurance Company (“FGIC”), rated Aaa by Moody’s and AAA by S&P.

Offered Notes:

$165,375,000 adjustable-rate Class A-I-1 Notes and $131,775,000 fixed-rate Class A-I-2 through Class A-I-5 Notes (together, the “Class I Notes”), are being issued concurrently with $150,750,000 of adjustable-rate Class A-II Notes. The Class I Notes are primarily backed by closed-end fixed-rate home equity mortgage loans (the “Group I Loans” or “HELs”) and the Class A-II Notes are primarily backed by adjustable-rate home equity revolving lines of credit (the "Group II Loans" or “HELOCs”). The HELs and HELOCs are referred to collectively as the "home equity mortgage loans." The Class I Notes and Class A-II Notes (together the “Offered Notes” ) will be offered by the prospectus supplement.

Variable Funding Notes:

The trust will also issue Class A-II Variable Funding Notes primarily backed by the Group II Loans (the "Variable Funding Notes"). These Variable Funding Notes will not be offered by the prospectus supplement.

The Variable Funding Notes, together with the Class A-II Notes, are referred to as the "Class II Notes" and the Class II Notes together with the Class I Notes are referred to as the "Notes."

Federal Tax Status:	The Class I Notes will be designated as REMIC regular interests for tax purposes. The Class II Notes will be characterized as indebtedness.

Form of Registration:	The Offered Notes will be available in book-entry form through DTC, Clearstream, Luxembourg and the Euroclear System in same day funds.
Minimum Denominations:	The Offered Notes will be made available in minimum denominations of $100,000.

Cut-off Date:	February 1, 2006.

Statistical Cut-off Date:	January 1, 2006.

Expected Pricing Date:	Week of February 13, 2006.

4

Residential Funding Mortgage Securities, II, Inc.

Home Equity Loan-Backed Term Notes, Series 2006-HSA2

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse Securities (USA) LLC.

Expected Closing Date:	On or about February 24, 2006.

Payment Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in March 2006.

Accrued Interest:

The price to be paid by investors for the Class A-I-1 Notes and the Class A-II Notes will not include accrued interest (settling flat). The price to be paid by investors for the Class A-I-2 Notes, Class A-I-3 Notes, Class A-I-4 Notes and Class A-I-5 Notes will include accrued interest from the Cut-off Date up to, but not including, the Closing Date.

ERISA Eligibility:

The Offered Notes may be eligible for purchase by employee benefit plans and other plans and arrangements that are subject to ERISA or Section 4975 of the Code. However, investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan's acquisition and ownership of such Offered Notes.

SMMEA Eligibility:	The Offered Notes will not be SMMEA eligible.

Optional Redemption:

With respect to the Group I Loans and Group II Loans, the Master Servicer will have the option to purchase all of the remaining home equity mortgage loans in such loan group or all of the related Notes on the Payment Date on which the aggregate principal balance of the home equity mortgage loans in such loan group after applying payments received in the related collection period falls below or is equal to 10% of their original aggregate principal balance as of the Cut-off Date. An optional redemption effected with respect to Group I Loans or Group II Loans will not require an optional redemption to be effected in the other group.

5

Residential Funding Mortgage Securities, II, Inc.

Home Equity Loan-Backed Term Notes, Series 2006-HSA2

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse Securities (USA) LLC.

Pricing Prepayment

Speed:	The Offered Notes will be priced based on the following collateral prepayment assumptions:

Group I Loans:

15% CPR in the 1st month building approximately 2.2727% per month until the 12th month, remaining at 40% CPR through month 24 and then decreasing approximately 0.4167% per month until month 36 to 35% CPR and remaining constant at 35% CPR thereafter.

Group II Loans	40% CPR, 15% Draw Rate.

Collateral Description:

The home equity mortgage loans will be divided into the Group I Loans (fixed-rate, closed-end HELs) and Group II Loans (adjustable-rate, revolving HELOCs). The information below regarding each loan group is based on a preliminary pool of assets. The weighted average characteristics of the final pools are not expected to materially change at closing.

The “Group I Loans” are comprised of 6,110 fixed-rate, closed-end home equity loans totaling $301,072,904 as of the Statistical Cut-off Date, secured primarily by second liens on one- to four-family residential properties, with CLTVs not in excess of 100%. The aggregate principal balance of the Group I Loans as of the Cut-off Date is expected to be approximately $300,000,000.

The “Group II Loans” are comprised of 2,566 adjustable-rate, revolving home equity lines of credit totaling $148,058,456 as of the Statistical Cut-off Date, secured primarily by second liens on one- to four-family residential properties, with CLTVs not in excess of 100%. The aggregate principal balance of the Group II Loans as of the Cut-off Date is expected to be approximately $150,000,000.

Interest Accrual Period:	Class A-I-1 and Class II Notes: from and including the preceding Payment Date (or, for the first Payment Date, the Closing Date) to but excluding the related Payment Date on an actual/360 basis.

Classes A-I-2 through A-I-5 Notes: calendar month preceding the related Payment Date on a 30/360 basis.

Payment Delay:	For the Class A-I Notes (other than the Class A-I-1 Notes): 24 days. For the Class A-I-1 Notes and the Class A-II Notes: 0 days.

6

Residential Funding Mortgage Securities, II, Inc.

Home Equity Loan-Backed Term Notes, Series 2006-HSA2

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse Securities (USA) LLC.

Class I Notes:           The “Class A-I-1 Interest Rate” will be equal to the lesser of (a) 1-mo. LIBOR plus [ ]% per annum and (b) the Group I Net WAC Rate.

The Interest Rates for Class A-I-2 through Class A-I-5 Notes will be equal to the lesser of (a) the related fixed-rate coupon for each Class and (b) the Group I Net WAC Rate.

Any interest shortfalls due to the Group I Net WAC Rate (the "Group I Net WAC Cap Shortfalls") or prepayment interest shortfalls will carry forward with interest at the related interest rate for such Class I Note and will be reimbursed by excess interest from Loan Group I to the extent available. Any Relief Act shortfalls on the Group I Loans will be allocated to the Class I Notes pro rata based upon the interest that would have accrued on these Notes absent these reductions and will be repaid in the current period only, to the extent of Excess Interest available for that purpose.

Step-up Coupon:

The Interest Rate for the Class A-I-4 Notes will increase by 0.50%, subject to the Group I Net WAC Rate, on the second Payment Date following the first possible optional redemption date for the Group I Loans.

Class II Notes:

The “Class A-II Interest Rate” will be equal to the least of (a) 1-mo. LIBOR plus [ ]% per annum, (b) 17.25% per annum, and (c) the Group II Net WAC Rate. Any interest shortfalls on the Class II Notes due to the Group II Net WAC Rate (the “Group II Net WAC Cap Shortfalls”) will carry forward with interest at the Class A-II Interest Rate and will be reimbursed by excess interest from Loan Group II to the extent available. Any Relief Act shortfalls with respect to the Group II Loans will be allocated to the Class A-II Notes and Class A-II Variable Funding Notes pro rata based upon the interest that would have accrued on these Notes absent these reductions and will be repaid in the current period only, to the extent of excess interest available for that purpose.

Net Mortgage

Rate:

The “Net Mortgage Rate” for any home equity mortgage loan equals the mortgage rate minus (a) the master servicing fee, (b) the subservicing fee and (c) the rate at which the related policy premium is paid.

7

Residential Funding Mortgage Securities, II, Inc.

Home Equity Loan-Backed Term Notes, Series 2006-HSA2

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse Securities (USA) LLC.

Net WAC Rate:	The “Net WAC Rate” will be equal to:
(i)

With respect to the Class I Notes, the weighted average of the Net Mortgage Rates of the Group I Loans (adjusted in the case of the Class A-I-1 Notes to an effective rate reflecting the accrual of interest on an actual/360 basis) (the “Group I Net WAC Rate”).

(ii)

With respect to the Class II Notes, the weighted average of the Net Mortgage Rates of the Group II Loans adjusted to an effective rate reflecting the accrual of interest on an actual /360 basis (the “Group II Net WAC Rate”).

Net WAC Cap Shortfall:

On any Payment Date and with respect to any class of Notes, the excess, if any, of (x) interest that would have accrued on such Notes at the applicable note rate without application of the related Net WAC Rate over (y) interest accrued thereon at the related Net WAC Rate.

Group I Policy and

Group II Policy:	Group I:

The Group I financial guaranty insurance policy (the “Group I Policy”) will provide 100% coverage of timely interest, principal portions of any allocated realized losses, and ultimate payment of principal by the latest stated final maturity date for the Class I Notes. The Group I Policy will not cover any prepayment interest shortfalls or Relief Act shortfalls nor any reduction in accrued interest due to the application of the Net WAC Rate applicable to the Class I Notes and is for the benefit of the Class I Noteholders only.

Group II:

The Group II financial guaranty insurance policy (the “Group II Policy”) will provide 100% coverage of timely interest, principal portions of any allocated realized losses, and ultimate payment of principal by the stated final maturity date for the Class II Notes. The Group II Policy will not cover any Relief Act shortfalls nor any reduction in accrued interest due to the application of the Net WAC Rate applicable to the Class II Notes and is for the benefit of the Class II Noteholders only.

Credit Enhancement:	Class I Notes:
•	Group I excess interest,
•	Overcollateralization and
•	Group I Policy.

Class II Notes:

•	Group II excess interest,
•	Overcollateralization and
•	Group II Policy.

8

Residential Funding Mortgage Securities, II, Inc.

Home Equity Loan-Backed Term Notes, Series 2006-HSA2

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse Securities (USA) LLC.

Excess Interest:

Because the mortgagors are expected to pay more interest on the home equity mortgage loans than is necessary to pay interest on the related Notes, along with fees and expenses of the trust each month, there may be excess interest. On each Payment Date this excess interest from the related loan group may be used to protect the Notes against most types of losses by making an additional payment of principal up to the amount of the losses. Excess interest from the non-related loan group will not be available to cover any of these losses.

Overcollateralization:	Group I:

On the Closing Date, the initial Overcollateralization Amount for the Group I Loans will be equal to approximately 0.95%. Group I Excess Interest from the Group I Loans will be applied, to the extent not used to cover current or previously unpaid losses, pay the premium to the Credit Enhancer on the Group I Policy or reimburse the Credit Enhancer for prior draws on the Group I Policy, to make accelerated payments of principal to the Class I Notes then entitled to receive payments of principal, until the principal balance of the Group I Loans exceeds the aggregate Note Balance of the Group I Notes by a specified amount. This excess represents Overcollateralization. Initially, the Group I Required Overcollateralization Amount will be equal to 3.80% of the aggregate principal balance of the Group I Loans as of the Cut-off Date. The Group I Required Overcollateralization Amount may decrease in the future pursuant to the indenture.

Group II:

On the Closing Date, the principal amount of the Class II Notes issued will exceed the principal balance of the Group II Loans by approximately 0.50%. Beginning on the first Payment Date, any Group II Excess Interest not used to cover current or previously unpaid losses, pay the premium to the Credit Enhancer on the Group II Policy or reimburse the Credit Enhancer for prior draws on the Group II Policy, will be paid as principal to the Class II Notes to reduce the initial undercollateralization to zero and to ultimately build to the initial Group II Required Overcollateralization Amount of 3.35% of the aggregate principal balance of the Group II Loans as of the Cut-off Date. The Group II Required Overcollateralization Amount may decrease in the future pursuant to the indenture.

9

Residential Funding Mortgage Securities, II, Inc.

Home Equity Loan-Backed Term Notes, Series 2006-HSA2

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse Securities (USA) LLC.

Group I Required

Overcollateralization

Amount:

With respect to any Payment Date prior to the Group I Stepdown Date, the “Group I Required Overcollateralization Amount” will equal 3.80% of the aggregate balance of the Group I Loans as of the Cut-off Date. With respect to any Payment Date on or after the Group I Stepdown Date, the Group I Required Overcollateralization Amount will equal the lesser of (a) the initial Group I Required Overcollateralization Amount and (b) 7.60% of the then-current aggregate principal balance of the Group I Loans, subject to the Group I Overcollateralization Floor and to the satisfaction of certain conditions specified in the indenture.

Group I

Overcollateralization

Floor:	An amount equal to 0.50% of the aggregate principal balance of the Group I Loans as of the Cut-off Date.

Group I Stepdown Date:

The later of (a) the September 2008 Payment Date and (b) the Payment Date on which the aggregate principal balance of the Group I Loans after applying payments received in the related collection period is less than 50% of the initial aggregate principal balance of the Group I Loans as of the Cut-off Date, subject to the satisfaction of certain conditions specified in the indenture.

Group II Required

Overcollateralization

Amount:

With respect to any Payment Date prior to the Group II Stepdown Date, the “Group II Required Overcollateralization Amount” will equal 3.35% of the aggregate principal balance of the Group II Loans as of the Cut-off Date. With respect to any Payment Date on or after the Group II Stepdown Date, the Group II Required Overcollateralization Amount will equal the lesser of (a) the initial Group II Required Overcollateralization Amount and (b) 6.70% of the then-current aggregate principal balance of the Group II Loans, subject to the Group II Overcollateralization Floor and to the satisfaction of certain conditions specified in the indenture.

Group II

Overcollateralization

Floor:	An amount equal to 0.50% of the aggregate principal balance of the Group II Loans as of the Cut-off Date.

Group II Stepdown Date:

The later of (a) the September 2008 Payment Date and (b) the Payment Date on which the aggregate principal balance of the Group II Loans after applying payments and draws received in the related collection period is less than 50% of the initial aggregate principal balance of the Group II Loans, subject to the satisfaction of certain conditions specified in the indenture.

10

Residential Funding Mortgage Securities, II, Inc.

Home Equity Loan-Backed Term Notes, Series 2006-HSA2

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse Securities (USA) LLC.

Priority of Distributions

for Group I:

On each Payment Date, principal and interest collections with respect to the Group I Loans and payments made under the Group I Policy will be allocated from the payment account in the following order of priority:

(1)	To pay accrued interest due on the Class I Notes pro rata, as reduced by any prepayment interest shortfalls, Group I Net WAC Cap Shortfalls, and Group I Relief Act shortfalls;
(2)	To pay as principal on the Class I Notes, an amount equal to the Group I principal collection distribution amount for such Payment Date;
(3)	To pay as principal on the Class I Notes, an amount equal to the Group I liquidation loss distribution amount for such Payment Date;
(4)	To pay the Credit Enhancer the premium for the Group I Policy and any previously unpaid premiums for the Group I Policy, with interest;
(5)	To reimburse the Credit Enhancer for prior draws made on the Group I Policy, other than those attributable to excess loss amounts, with interest;
(6)

To pay as additional principal on the Class I Notes, an amount from excess interest on the Group I Loans, to bring the amount of Overcollateralization up to the Group I Required Overcollateralization Amount for such Payment Date;

(7)	To pay the Credit Enhancer any other amounts owed to it under the insurance agreement with respect to the Group I Policy;
(8)	To pay the Class I Notes any prepayment interest shortfalls on the Group I Loans with respect to the current period or remaining unpaid from any previous collection periods with interest;
(9)	To pay the Class I Notes, pro rata, any current period and previously unpaid Group I Net WAC Cap Shortfalls, with interest, based on the related shortfall amounts;
(10)	To pay the Class I Notes current period Relief Act shortfalls with respect to the Group I Loans; and
(11)	To pay any remaining amounts to the certificateholders.

11

Residential Funding Mortgage Securities, II, Inc.

Home Equity Loan-Backed Term Notes, Series 2006-HSA2

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse Securities (USA) LLC.

Priority of Distributions

for Group II:

On each Payment Date, principal and interest collections with respect to the Group II Loans and payments made under the Group II Policy will be allocated from the payment account in the following order of priority:

(1)	To pay accrued interest on the Class A-II Notes and the Class A-II Variable Funding Notes, pro rata, as reduced by any Group II Net WAC Cap Shortfalls or Group II Relief Act shortfalls;
(2)	To pay principal on the Class A-II Notes and Class A-II Variable Funding Notes, pro rata, an amount equal to the Group II principal collection distribution amount for that Payment Date;
(3)	To pay as principal on the Class A-II Notes and Class A-II Variable Funding Notes, pro rata, an amount equal to the Group II liquidation loss distribution amount for such Payment Date;
(4)	To pay the Credit Enhancer the premium for the Group II Policy and any previously unpaid premiums for the Group II Policy, with interest;
(5)	To reimburse the Credit Enhancer for certain prior draws made on the Group II Policy, other than those attributable to excess loss amounts, with interest;
(6)

To pay as additional principal on the Class A-II Notes and Class A-II Variable Funding Notes, pro rata, an amount from excess interest on the Group II Loans, to bring the amount of Overcollateralization up to the Group II Required Overcollateralization Amount for that Payment Date;

(7)	To pay the Credit Enhancer any other amounts owed to it under the insurance agreement with respect to the Group II Policy;
(8)

To pay the Class A-II Notes and Class A-II Variable Funding Notes, pro rata, any current period and previously unpaid Group II Net WAC Cap Shortfalls, with interest, based on the related shortfall amounts;

(9)	To pay the holders of the Class A-II Notes and Class A-II Variable Funding Notes current period Relief Act shortfalls with respect to the Group II Loans; and
(10)	To pay any remaining amounts to the certificateholders.

12

Residential Funding Mortgage Securities, II, Inc.

Home Equity Loan-Backed Term Notes, Series 2006-HSA2

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse Securities (USA) LLC.

Principal Distributions:         Group I:

Amounts distributable as principal on the Class I Notes on each Payment Date will be distributed first, to the holders of the Class A-I-5 Notes based on the Lockout Distribution Percentage of the Group I principal distribution amount, until the principal balance of the Class A-I-5 Notes has been reduced to zero; second, to the holders of the Class A-I-1 Notes, until the principal balance of the Class A-I-1 Notes has been reduced to zero; third, to the holders of the Class A-I-2 Notes, until the principal balance of the Class A-I-2 Notes has been reduced to zero; fourth, to the holders of the Class A-I-3 Notes, until the principal balance of the Class A-I-3 Notes has been reduced to zero; fifth, to the holders of the Class A-I-4 Notes, until the principal balance of the Class A-I-4 Notes has been reduced to zero; and sixth, to the holders of the Class A-I-5 Notes, until the principal balance of the Class A-1-5 Notes has been reduced to zero.

Group II:

On each Payment Date, the Group II principal distribution amount for the Class A-II Notes and Variable Funding Notes will be distributed to the Class A-II Notes and Variable Funding Notes pro rata and will equal:

(a) Net Principal Collections from Loan Group II, if the Payment Date is during the Revolving Period and an amortization event has not occurred; or

(b) Principal collections from Loan Group II, if the Payment Date is after the Revolving Period or an amortization event has occurred.

Lockout

Distribution Percentage:	For the Class A-I-5 Notes and any Payment Date, the percentage indicated below of the Lockout Note Percentage for such Payment Date:

Payment Date Occurring In

March 2006 through February 2009	0%
March 2009 through February 2011	45%
March 2011 through February 2012	80%
March 2012 through February 2013	100%
March 2013 and thereafter	300%

Lockout Note Percentage:

For the Class A-I-5 Notes and any Payment Date, the percentage equal to the principal balance of the Class A-I-5 Notes immediately prior to such Payment Date divided by the aggregate principal balance of the Class I Notes immediately prior to such Payment Date.

Net Principal Collections:

With respect to Loan Group II and on any Payment Date, the excess, if any, of (x) principal collections with respect to Loan Group II for such Payment Date over (y) the aggregate amount of additional balances for such loan group accumulated during the related collection period and conveyed to the trust.

Revolving Period:	The period commencing on the Closing Date and ending on February 28, 2011.

13

Residential Funding Mortgage Securities, II, Inc.

Home Equity Loan-Backed Term Notes, Series 2006-HSA2

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse Securities (USA) LLC.

**All collateral strats are as of the Statistical Cut-off Date**

The home equity loan characteristics are approximate and are subject to a +/- 10% variance.

Credit Scores as of the Date of Origination of the Group I Loans

Range of Credit Scores	Number of Group I Loans	Cut-Off Date Principal Balance	% of Loan Group I by Cut-Off Date Principal Balance	Average Principal Balance	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
540 - 559	1	$33,349	0.01%	$33,349	100.00%	$2,175	20.00%
560 - 579	1	43,484	0.01	43,484	100.00	3,669	20.00
580 - 599	42	1,203,113	0.40	28,646	94.68	2,778	22.40
600 - 619	95	3,321,028	1.10	34,958	99.01	3,682	19.92
620 - 639	32	1,499,059	0.50	46,846	89.29	5,003	21.98
640 - 659	495	22,423,790	7.45	45,301	90.78	5,477	20.11
660 - 679	690	35,850,808	11.91	51,958	91.73	6,446	20.61
680 - 699	984	50,356,534	16.73	51,175	93.65	7,709	20.00
700 - 719	880	45,359,982	15.07	51,545	93.78	6,824	20.13
720 - 739	865	42,787,676	14.21	49,466	94.21	6,374	19.54
740 - 759	739	36,009,574	11.96	48,727	92.84	6,832	18.61
760 - 779	666	32,725,423	10.87	49,137	93.27	6,659	19.26
780 - 799	443	21,447,872	7.12	48,415	92.32	8,463	18.45
800 and Greater	177	8,011,211	2.66	45,261	89.40	7,239	19.37
Total:	6,110	$301,072,904	100.00%	$49,275	93.00%	$6,814	19.68%

As of the cut-off date, the weighted average Credit Score of the Group I Loans was approximately 717.

Mortgage Rates of the Group I Loans

Range of Loan Rates (%)	Number of Group I Loans	Cut-Off Date Principal Balance	% of Loan Group I by Cut-Off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
5.001 - 5.500	1	$60,000	0.02%	$60,000	776	68.00%	$5,702	13.04%
5.501 - 6.000	2	160,309	0.05	80,155	777	75.70	6,159	23.12
6.001 - 6.500	50	3,264,820	1.08	65,296	764	83.49	10,679	18.78
6.501 - 7.000	364	16,946,040	5.63	46,555	747	87.01	7,667	17.52
7.001 - 7.500	759	35,661,278	11.84	46,985	736	89.67	8,273	19.18
7.501 - 8.000	1,027	50,494,876	16.77	49,167	728	91.07	7,040	19.39
8.001 - 8.500	932	48,004,701	15.94	51,507	724	93.55	6,245	19.54
8.501 - 9.000	752	39,539,888	13.13	52,580	716	94.12	6,315	20.62
9.001 - 9.500	500	26,359,813	8.76	52,720	710	94.69	6,083	20.06
9.501 - 10.000	533	25,575,705	8.49	47,984	700	95.15	6,383	20.14
10.001 - 10.500	323	16,227,858	5.39	50,241	688	95.58	6,420	19.55
10.501 - 11.000	328	14,190,644	4.71	43,264	679	96.11	5,994	19.65
11.001 - 11.500	190	7,927,497	2.63	41,724	687	96.45	6,137	19.82
11.501 - 12.000	140	7,048,855	2.34	50,349	698	97.05	7,257	22.05
12.001 - 12.500	81	3,794,451	1.26	46,845	701	97.45	6,503	20.61
12.501 - 13.000	66	3,275,323	1.09	49,626	681	97.67	8,140	19.59
13.001 - 13.500	38	1,695,608	0.56	44,621	695	97.55	6,164	20.36
13.501 - 14.000	22	745,989	0.25	33,909	703	95.64	5,048	17.60
14.001 - 14.500	1	16,500	0.01	16,500	688	95.00	0	15.79
15.501 - 16.000	1	82,750	0.03	82,750	679	95.00	0	18.73
Total:	6,110	$301,072,904	100.00%	$49,275	717	93.00%	$6,814	19.68%

As of the cut-off date, the weighted average Loan Rate of the Group I Loans was approximately 8.820% per annum.

14

Residential Funding Mortgage Securities, II, Inc.

Home Equity Loan-Backed Term Notes, Series 2006-HSA2

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse Securities (USA) LLC.

Principal Balances of the Group I Loans

Range of Principal Balances ($)	Number of Group I Loans	Cut-Off Date Principal Balance	% of Loan Group I by Cut-Off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
0.01 - 25,000.00	1,300	$24,567,966	8.16%	$18,898	716	91.95%	$4,269	14.22%
25,000.01 - 50,000.00	2,657	96,648,524	32.10	36,375	717	93.97	4,819	17.66
50,000.01 - 75,000.00	1,194	73,406,664	24.38	61,480	716	93.92	6,027	19.35
75,000.01 - 100,000.00	545	47,584,841	15.81	87,312	716	92.70	7,709	21.57
100,000.01 - 125,000.00	202	22,645,873	7.52	112,108	721	93.64	8,495	22.43
125,000.01 - 150,000.00	123	17,143,059	5.69	139,374	712	92.47	9,552	24.25
150,000.01 - 175,000.00	31	4,930,265	1.64	159,041	712	92.02	11,458	25.88
175,000.01 - 200,000.00	30	5,691,670	1.89	189,722	731	85.18	15,196	25.04
200,000.01 - 225,000.00	3	651,290	0.22	217,097	672	96.05	9,728	32.08
225,000.01 - 250,000.00	9	2,173,067	0.72	241,452	705	91.02	17,447	26.78
250,000.01 - 275,000.00	3	778,202	0.26	259,401	770	90.09	10,358	31.78
275,000.01 - 300,000.00	6	1,756,297	0.58	292,716	730	79.37	18,962	24.91
Greater than 300,000.00	7	3,095,186	1.03	442,169	749	77.71	31,633	29.46
Total:	6,110	$301,072,904	100.00%	$49,275	717	93.00%	$6,814	19.68%

As of the cut-off date, the average unpaid principal balance of the Group I Loans was approximately $49,429.88.

Original Combined LTV Ratios of the Group I Loans

Range of Original Combined LTV Ratios (%)	Number of Group I Loans	Cut-Off Date Principal Balance	% of Loan Group I by Cut-Off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Residual Income	Weighted Average Junior Ratio
0.01 - 10.00	1	$28,907	0.01%	$28,907	802	$6,111	0.00%
10.01 - 20.00	1	27,100	0.01	27,100	777	1,917	55.07
20.01 - 30.00	5	261,067	0.09	52,213	734	4,774	46.71
30.01 - 40.00	10	585,482	0.19	58,548	767	4,932	41.77
40.01 - 50.00	17	746,973	0.25	43,940	713	5,841	24.67
50.01 - 60.00	52	3,575,699	1.19	68,763	718	7,267	28.39
60.01 - 70.00	66	4,143,109	1.38	62,774	719	9,160	22.18
70.01 - 75.00	88	5,983,995	1.99	68,000	720	10,457	24.68
75.01 - 80.00	210	15,430,206	5.13	73,477	712	12,919	22.80
80.01 - 85.00	206	9,093,994	3.02	44,146	705	8,695	19.39
85.01 - 90.00	1,605	67,642,183	22.47	42,145	717	7,921	16.12
90.01 - 95.00	1,322	65,040,468	21.60	49,199	721	6,870	18.73
95.01 - 100.00	2,527	128,513,720	42.69	50,856	716	5,206	21.02
Total:	6,110	$301,072,904	100.00%	$49,275	717	$6,814	19.68%

At origination, the weighted average combined LTV ratio of the Group I Loans was approximately 93.00%.

15

Residential Funding Mortgage Securities, II, Inc.

Home Equity Loan-Backed Term Notes, Series 2006-HSA2

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse Securities (USA) LLC.

Junior Ratios of the Group I Loans

Range of Junior Ratios (%)	Number of Group I Loans	Cut-Off Date Principal Balance	% of Loan Group I by Cut-Off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income
0.01 - 5.00	36	$562,783	0.19%	$15,633	719	79.18%	$6,726
5.01 - 10.00	301	8,085,794	2.70	26,863	720	84.26	8,274
10.01 - 15.00	1,372	49,589,600	16.56	36,144	721	88.83	9,130
15.01 - 20.00	3,357	166,460,223	55.60	49,586	719	96.99	6,030
20.01 - 25.00	506	31,253,153	10.44	61,765	707	90.95	7,261
25.01 - 30.00	240	18,784,653	6.27	78,269	713	88.30	7,336
30.01 - 35.00	125	9,852,597	3.29	78,821	701	86.70	5,719
35.01 - 40.00	79	7,112,227	2.38	90,028	699	87.29	5,461
40.01 - 45.00	34	3,407,936	1.14	100,233	726	84.59	9,535
45.01 - 50.00	20	1,911,819	0.64	95,591	730	84.58	5,051
50.01 - 55.00	12	1,342,116	0.45	111,843	723	83.62	4,548
55.01 - 60.00	11	715,294	0.24	65,027	717	78.11	3,990
60.01 - 65.00	2	145,674	0.05	72,837	636	32.01	3,031
65.01 - 70.00	2	190,500	0.06	95,250	680	95.08	3,776
Total:	6,097	$299,414,371	100.00%	$49,108	717	93.16%	$6,812

The preceding table excludes Group I Loans secured by first liens on the related mortgaged property. With respect to each Group I Loan secured by a second lien on the related mortgaged property, the junior ratio is the ratio of the original principal balance of such Group I Loan to the sum of (i) the original principal balance of such Group I Loan, and (ii) the unpaid principal balance of any senior lien at the time of the origination of such Group I Loan.

As of the cut-off date, the weighted average junior ratio of the Group I Loans was approximately 19.68%.

Original Term to Scheduled Maturity of the Group I Loans

Range of Original Months to Scheduled Maturity	Number of Group I Loans	Cut-Off Date Principal Balance	% of Loan Group I by Cut-Off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
1 - 96	10	$403,634	0.13%	$40,363	724	90.07%	$5,230	16.76%
109 - 120	50	1,599,671	0.53	31,993	728	79.70	5,172	21.59
169 - 180	4,763	228,311,825	75.83	47,934	717	93.19	6,840	19.42
181 - 288	276	14,421,277	4.79	52,251	714	87.77	5,669	25.32
289 - 300	722	42,330,745	14.06	58,630	715	93.34	7,604	18.96
301 and Over	289	14,005,751	4.65	48,463	725	95.95	5,285	20.47
Total:	6,110	$301,072,904	100.00%	$49,275	717	93.00%	$6,814	19.68%

As of the cut-off date, the weighted average original term to maturity of the Group I Loans was approximately 208 months.

16

Residential Funding Mortgage Securities, II, Inc.

Home Equity Loan-Backed Term Notes, Series 2006-HSA2

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse Securities (USA) LLC.

Remaining Term to Scheduled Maturity of the Group I Loans

Range of Months Remaining to Scheduled Maturity	Number of Group I Loans	Cut-Off Date Principal Balance	% of Loan Group I by Cut-Off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
1 - 96	22	$704,066	0.23%	$32,003	713	90.83%	$5,970	24.36%
109 - 120	53	1,662,506	0.55	31,368	725	79.96	5,100	21.69
121 - 132	1	21,735	0.01	21,735	631	90.00	6,193	19.32
145 - 156	3	104,679	0.03	34,893	727	91.42	3,428	33.42
157 - 168	3	122,832	0.04	40,944	676	94.28	2,042	15.09
169 - 180	4,744	227,803,991	75.66	48,019	717	93.19	6,841	19.40
181 - 288	273	14,316,598	4.76	52,442	714	87.74	5,686	25.25
289 - 300	722	42,330,745	14.06	58,630	715	93.34	7,604	18.96
301 and Over	289	14,005,751	4.65	48,463	725	95.95	5,285	20.47
Total:	6,110	$301,072,904	100.00%	$49,275	717	93.00%	$6,814	19.68%

As of the cut-off date, the weighted average remaining term to maturity of the Group I Loans was approximately 205 months.

Year of Origination of the Group I Loans

Year of Origination	Number of Group I Loans	Cut-Off Date Principal Balance	% of Loan Group I by Cut-Off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
1995	3	$51,397	0.02%	$17,132	721	85.30%	$5,063	33.18%
1996	2	21,111	0.01	10,555	689	94.13	2,951	12.60
1997	1	24,526	0.01	24,526	670	95.00	5,036	24.74
1998	8	272,088	0.09	34,011	711	91.91	6,247	32.96
1999	1	35,988	0.01	35,988	675	96.00	8,488	40.09
2000	2	32,852	0.01	16,426	647	78.71	2,386	23.69
2001	2	51,718	0.02	25,859	638	92.90	5,078	21.66
2004	4	173,684	0.06	43,421	702	91.56	5,469	14.85
2005	5,498	273,942,204	90.99	49,826	718	93.01	6,844	19.64
2006	589	26,467,336	8.79	44,936	707	93.04	6,501	19.89
Total:	6,110	$301,072,904	100.00%	$49,275	717	93.00%	$6,814	19.68%

17

Residential Funding Mortgage Securities, II, Inc.

Home Equity Loan-Backed Term Notes, Series 2006-HSA2

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse Securities (USA) LLC.

Geographic Distribution of the Mortgage Properties of the Group I Loans

State	Number of Group I Loans	Cut-Off Date Principal Balance	% of Loan Group I by Cut-Off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
Alabama	55	$2,050,942	0.68%	$37,290	714	95.76%	$5,773	21.34%
Alaska	5	284,201	0.09	56,840	678	88.47	5,997	25.96
Arizona	194	9,587,203	3.18	49,419	709	91.63	6,561	21.41
Arkansas	11	265,091	0.09	24,099	733	98.23	3,936	18.13
California	927	68,302,893	22.69	73,682	718	91.77	7,521	18.69
Colorado	386	17,847,053	5.93	46,236	716	94.31	5,906	19.51
Connecticut	45	1,835,718	0.61	40,794	719	93.43	5,478	17.25
Delaware	11	467,655	0.16	42,514	728	92.58	9,252	24.57
Florida	305	14,704,940	4.88	48,213	712	90.95	6,388	20.49
Georgia	247	10,183,673	3.38	41,229	693	96.70	6,002	21.43
Hawaii	18	1,258,903	0.42	69,939	731	92.87	7,726	15.59
Idaho	51	1,945,425	0.65	38,146	713	93.33	4,369	20.99
Illinois	206	9,637,728	3.20	46,785	715	94.31	7,604	18.73
Indiana	59	1,754,320	0.58	29,734	692	96.03	3,699	19.63
Iowa	17	546,622	0.18	32,154	703	96.97	3,991	26.62
Kansas	33	1,179,829	0.39	35,752	705	97.41	5,226	20.24
Kentucky	28	953,561	0.32	34,056	698	93.36	4,894	21.31
Louisiana	26	1,099,513	0.37	42,289	699	97.97	8,036	22.41
Maine	7	280,157	0.09	40,022	714	89.30	7,717	24.82
Maryland	224	13,886,683	4.61	61,994	720	91.75	7,423	19.15
Massachusetts	81	4,947,318	1.64	61,078	714	92.12	6,936	19.50
Michigan	85	3,106,201	1.03	36,544	695	93.23	4,931	21.86
Minnesota	104	4,946,814	1.64	47,566	713	91.00	5,842	20.11
Mississippi	15	454,434	0.15	30,296	719	96.18	5,363	17.33
Missouri	77	2,578,946	0.86	33,493	715	95.79	4,567	20.39
Montana	10	397,720	0.13	39,772	709	93.03	6,579	22.06
Nebraska	12	394,962	0.13	32,914	710	98.70	2,985	23.25
Nevada	86	4,472,155	1.49	52,002	712	91.79	5,977	18.55
New Hampshire	20	942,145	0.31	47,107	702	93.26	6,428	20.07
New Jersey	142	7,304,970	2.43	51,443	719	92.39	5,550	19.03
New Mexico	48	1,637,653	0.54	34,118	714	94.82	6,448	18.09
New York	90	4,807,576	1.60	53,418	717	91.51	5,844	19.99
North Carolina	132	4,307,030	1.43	32,629	702	96.12	7,507	18.63
North Dakota	2	40,213	0.01	20,107	728	100.00	3,063	17.88
Ohio	89	3,202,228	1.06	35,980	692	96.04	5,129	23.67
Oklahoma	32	1,226,924	0.41	38,341	698	95.51	4,598	30.02
Oregon	173	7,754,654	2.58	44,825	723	93.14	5,004	22.36
Pennsylvania	166	6,490,528	2.16	39,100	724	94.08	5,103	23.05
Rhode Island	16	810,038	0.27	50,627	713	88.66	9,326	16.89
South Carolina	70	2,424,053	0.81	34,629	704	96.03	6,203	19.60
South Dakota	2	48,142	0.02	24,071	689	97.13	3,810	19.86
Tennessee	61	2,347,822	0.78	38,489	718	94.20	6,497	22.64
Texas	895	32,582,149	10.82	36,405	734	94.10	6,948	18.02
Utah	124	4,549,966	1.51	36,693	714	95.04	4,567	19.50
Vermont	6	204,211	0.07	34,035	681	96.33	2,480	24.66
Washington	336	16,305,970	5.42	48,530	715	92.59	5,895	20.96
Virginia	297	19,194,742	6.38	64,629	726	92.03	8,083	18.90
West Virginia	10	430,571	0.14	43,057	683	91.85	4,402	19.76
Wisconsin	25	1,148,407	0.38	45,936	696	94.68	5,555	24.04
Wyoming	7	192,550	0.06	27,507	698	91.88	3,123	22.48
Washington DC	42	3,749,699	1.25	89,279	731	93.27	21,502	20.60
Total:	6,110	$301,072,904	100.00%	$49,275	717	93.00%	$6,814	19.68%

18

Residential Funding Mortgage Securities, II, Inc.

Home Equity Loan-Backed Term Notes, Series 2006-HSA2

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse Securities (USA) LLC.

Property Type of the Group I Loans

Property Type	Number of Group I Loans	Cut-Off Date Principal Balance	% of Loan Group I by Cut-Off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
Condominium	631	$28,968,108	9.62%	$45,908	724	95.68%	$6,374	18.34%
Multifamily Mixed Use Attachment	1	65,863	0.02	65,863	726	80.00	0	9.22
Multifamily (2-4 Units)	184	10,128,633	3.36	55,047	724	94.00	6,582	19.29
PUD Attached	241	10,859,571	3.61	45,060	722	95.13	5,975	18.22
PUD Detached	1,436	73,327,463	24.36	51,064	720	93.50	7,441	18.78
Single Family Residence	3,533	$174,152,359	57.84%	$49,293	714	92.11%	$6,690	20.44%
Townhouse	81	3,497,523	1.16	43,179	715	95.60	6,765	18.02
Townhouse/Row House Detached	3	73,384	0.02	24,461	677	96.09	2,636	16.14
Total:	6,110	$301,072,904	100.00%	$49,275	717	93.00%	$6,814	19.68%

Purpose of the Group I Loans

Purpose	Number of Group I Loans	Cut-Off Date Principal Balance	% of Loan Group I by Cut-Off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
Asset Acquisition	2	$72,200	0.02%	$36,100	665	92.47%	$6,784	13.64%
Cash	949	51,398,251	17.07	54,160	701	87.16	6,701	22.01
Debt Consolidation	564	30,790,281	10.23	54,593	694	87.57	5,580	25.35
Home Improvement	52	3,660,652	1.22	70,397	745	84.77	10,492	27.92
Lower Rate/ Reduced	651	31,082,175	10.32	47,745	711	89.80	7,447	18.54
Other	18	899,679	0.30	49,982	735	85.49	6,391	22.42
Purchase Money	3,874	183,169,664	60.84	47,282	726	96.30	6,879	18.11
Total:	6,110	$301,072,904	100.00%	$49,275	717	93.00%	$6,814	19.68%

Lien Priority of the Group I Loans

Lien	Number of Group I Loans	Cut-Off Date Principal Balance	% of Loan Group I by Cut-Off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
First Lien	13	$1,658,533	0.55%	$127,579	739	65.53%	$7,003	0.00%
Second Lien	6,097	299,414,371	99.45	49,108	717	93.16	6,812	19.68
Total:	6,110	$301,072,904	100.00%	$49,275	717	93.00%	$6,814	19.68%

19

Residential Funding Mortgage Securities, II, Inc.

Home Equity Loan-Backed Term Notes, Series 2006-HSA2

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse Securities (USA) LLC.

Occupancy Type of the Group I Loans

Occupancy Type	Number of Group I Loans	Cut-Off Date Principal Balance	% of Loan Group I by Cut-Off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
2nd or Vacation	149	$6,025,134	2.00%	$40,437	740	92.10%	$11,694	16.16%
Non-Owner Occupied	458	16,015,871	5.32	34,969	724	91.00	10,601	18.41
Primary	5,503	279,031,898	92.68	50,705	716	93.14	6,527	19.83
Total:	6,110	$301,072,904	100.00%	$49,275	717	93.00%	$6,814	19.68%

Debt-to-Income Ratios of the Group I Loans

Range of Debt-to-Income Ratios	Number of Group I Loans	Cut-Off Date Principal Balance	% of Loan Group I by Cut-Off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
Not Available	332	$19,153,195	6.36%	$57,690	718	90.32%	$0	19.63%
0.01 - 5.00	1	16,119	0.01	16,119	781	95.00	87,344	15.79
5.01 - 10.00	7	222,537	0.07	31,791	729	77.16	15,617	16.69
10.01 - 15.00	28	1,119,783	0.37	39,992	752	88.89	14,714	20.71
15.01 - 20.00	77	4,231,982	1.41	54,961	730	86.22	27,927	18.89
20.01 - 25.00	225	8,552,571	2.84	38,011	729	91.22	9,713	18.27
25.01 - 30.00	497	21,639,859	7.19	43,541	725	91.19	9,604	20.18
30.01 - 35.00	832	39,207,820	13.02	47,125	722	91.85	8,640	19.75
35.01 - 40.00	1,264	61,553,674	20.44	48,698	715	93.46	6,670	19.50
40.01 - 45.00	1,897	101,815,483	33.82	53,672	714	93.93	5,506	19.84
45.01 - 50.00	821	37,830,418	12.57	46,078	712	94.51	4,233	19.77
50.01 - 55.00	117	5,277,563	1.75	45,107	722	94.57	3,615	18.96
Greater than 55.01	12	451,899	0.15	37,658	723	94.60	2,903	15.39
Total:	6,110	$301,072,904	100.00%	$49,275	717	93.00%	$6,814	19.68%

As of the cut-off date, the weighted average debt-to-income ratio of the Group I Loans was approximately 36.89%.

Residual Income of the Group I Loans

Range of Residual Income	Number of Group I Loans	Cut-Off Date Principal Balance	% of Loan Group I by Cut-Off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Junior Ratio
Not Available	332	$19,153,195	6.36%	$57,690	718	90.32%	19.63%
1 – 1,500	94	2,221,688	0.74	23,635	692	96.21	22.92
1,500 – 1,999	289	7,970,158	2.65	27,578	707	95.00	20.61
2,000 – 2,999	982	32,220,824	10.70	32,811	712	94.32	20.87
3,000 – 3,999	1,149	47,445,503	15.76	41,293	715	94.50	20.09
4,000 – 4,999	932	43,076,971	14.31	46,220	715	94.17	19.72
5,000 – 5,999	657	35,030,341	11.64	53,319	713	93.82	19.71
6,000 and Greater	1,675	113,954,224	37.85	68,032	722	91.57	19.03
Total:	6,110	$301,072,904	100.00%	$49,275	717	93.00%	19.68%

As of the cut-off date, the weighted average residual income of the mortgagors for the Group I Loans was $ 6,814.

20

Residential Funding Mortgage Securities, II, Inc.

Home Equity Loan-Backed Term Notes, Series 2006-HSA2

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse Securities (USA) LLC.

Prepayment Penalty Term of the Group I Loans

Prepayment Term (months)	Number of Group I Loans	Cut-Off Date Principal Balance	% of Loan Group I by Cut-Off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
12	48	$2,671,539	0.89%	$55,657	707	92.39%	$7,411	17.93%
24	40	2,129,693	0.71	53,242	686	96.31	5,438	19.08
36	341	17,461,180	5.80	51,206	700	90.32	5,435	24.34
60	4	147,529	0.05	36,882	712	91.62	9,944	12.63
None	5,655	277,481,527	92.16	49,068	718	93.13	6,909	19.41
Other	22	1,181,434	0.39	53,702	705	97.74	5,389	18.95
Total:	6,110	$301,072,904	100.00%	$49,275	717	93.00%	$6,814	19.68%

Other means not 0, 12, 24, 36 and not more than 60 months.

Documentation Types of the Group I Loans

Range of Original Combined LTV Ratios (%)	Number of Group I Loans	Cut-Off Date Principal Balance	% of Loan Group I by Cut-Off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Residual Income	Weighted Average Residual Income	Weighted Average Junior Ratio
Full/Alt	3,136	$147,286,083	48.92%	$46,966	718	93.39%	$6,616	20.16%
Stated Income/Easy Doc	1,717	96,412,002	32.02	56,151	712	93.03	7,380	19.42
Lite Doc	399	16,684,381	5.54	41,815	725	92.32	5,878	19.94
One Paystub	409	15,484,968	5.14	37,861	733	92.78	6,103	17.72
No Ratio/No Stated Income	195	11,719,820	3.89	60,102	722	92.80	6,986	19.66
No Doc	89	4,611,752	1.53	51,817	711	82.80	7,572	19.65
Stated Income/ Stated Asset	81	4,202,354	1.40	51,881	715	94.40	7,633	17.04
Fast Doc/Reduced	59	3,196,060	1.06	54,171	723	93.49	6,085	18.37
No Income / No Asset	25	1,475,483	0.49	59,019	696	91.32	10,160	16.93
Total:	6,110	$301,072,904	100.00%	$49,275	717	93.00%	$6,814	19.68%

21

Residential Funding Mortgage Securities, II, Inc.

Home Equity Loan-Backed Term Notes, Series 2006-HSA2

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse Securities (USA) LLC.

Credit Scores as of the Date of Origination of the Group II Loans

Range of Credit Scores	Number of Group II Loans	Cut-Off Date Principal Balance	% of Loan Group II by Cut-Off Date Principal Balance	Average Principal Balance	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
600 - 619	9	$283,707	0.19%	$31,523	76.72%	$5,142	20.33%
620 - 639	146	5,633,135	3.80	38,583	84.09	5,596	18.64
640 - 659	170	7,268,094	4.91	42,753	84.00	6,078	20.02
660 - 679	347	18,087,178	12.22	52,124	88.72	7,708	19.38
680 - 699	458	24,961,083	16.86	54,500	89.56	9,121	18.62
700 - 719	438	28,391,102	19.18	64,820	90.48	8,646	20.47
720 - 739	280	18,694,862	12.63	66,767	89.49	9,869	20.78
740 - 759	283	16,114,590	10.88	56,942	91.53	8,290	19.90
760 - 779	252	15,539,462	10.50	61,665	91.85	8,097	20.72
780 - 799	143	10,364,617	7.00	72,480	87.04	9,419	22.73
Greater than or equal to 800	40	2,720,626	1.84	68,016	88.56	7,690	28.23
Total:	2,566	$148,058,456	100.00%	$57,700	89.35%	$8,454	20.24%

As of the cut-off date, the weighted average Credit Score of the Group II Loans was approximately 715.

Credit Utilization Rates of the Group II Loans

Range of Credit Limit Utilization (%)	Number of Group II Loans	Cut-Off Date Principal Balance	% of Loan Group II by Cut-Off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
0.01 - 10.00	32	$234,654	0.16%	$7,333	737	78.21%	$8,858	31.54%
10.01 - 20.00	39	428,348	0.29	10,983	716	77.44	7,582	21.13
20.01 - 30.00	47	781,178	0.53	16,621	695	76.26	8,613	22.06
30.01 - 40.00	49	1,227,682	0.83	25,055	713	80.28	11,887	22.28
40.01 - 50.00	37	1,003,517	0.68	27,122	710	84.47	7,498	26.98
50.01 - 60.00	37	1,538,882	1.04	41,591	720	77.37	7,464	22.92
60.01 - 70.00	44	2,283,818	1.54	51,905	693	77.47	7,937	33.17
70.01 - 80.00	29	1,464,166	0.99	50,488	699	86.05	6,795	24.78
80.01 - 90.00	39	2,008,996	1.36	51,513	701	83.26	6,631	26.65
90.01 - 100.00	2,211	137,031,000	92.55	61,977	716	91.22	8,497	19.14
100.01 - 110.00	2	56,215	0.04	28,107	685	92.14	5,038	11.73
Total:	2,566	$148,058,456	100.00%	$57,700	715	89.35%	$8,454	20.24%

As of the cut-off date, the weighted average credit utilization rate base on the credit limits Group II Loans was approximately 90.56% per annum.

22

Residential Funding Mortgage Securities, II, Inc.

Home Equity Loan-Backed Term Notes, Series 2006-HSA2

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Credit Limits of the Group II Loans

Range of Credit Limit ($)	Number of Group II Loans	Cut-Off Date Principal Balance	% of Loan Group II by Cut-Off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
0.01 - 25,000.00	377	$6,421,921	4.34%	$17,034	696	88.76%	$4,250	12.06%
25,000.01 - 50,000.00	886	31,340,426	21.17	35,373	706	90.15	5,266	15.91
50,000.01 - 75,000.00	594	34,637,663	23.39	58,313	713	91.28	6,715	17.08
75,000.01 - 100,000.00	371	28,952,155	19.55	78,038	717	89.57	8,142	21.46
100,000.01 - 125,000.00	112	12,124,594	8.19	108,255	723	95.46	9,129	20.16
125,000.01 - 150,000.00	115	13,912,617	9.40	120,979	716	88.15	11,203	23.48
150,000.01 - 175,000.00	34	5,192,217	3.51	152,712	733	91.21	12,716	25.68
175,000.01 - 200,000.00	46	6,952,014	4.70	151,131	735	77.07	13,930	29.36
200,000.01 - 225,000.00	4	734,830	0.50	183,708	720	93.57	14,048	30.91
225,000.01 - 250,000.00	8	1,819,950	1.23	227,494	748	77.23	14,162	26.22
250,000.01 - 275,000.00	4	1,000,650	0.68	250,163	742	87.57	8,543	41.98
275,000.01 - 300,000.00	3	870,000	0.59	290,000	697	89.49	24,018	22.50
Greater than 300,000.01	12	4,099,417	2.77	341,618	726	81.30	23,650	35.27
Total:	2,566	$148,058,456	100.00%	$57,700	715	89.35%	$8,454	20.24%

As of the cut-off date, the average original balance of the Group II Loans was approximately $63,718.06.

Mortgage Rates of the Group II Loans

Range of Mortgage Rates (%)	Number of Group II Loans	Cut-Off Date Principal Balance	% of Loan Group II by Cut-Off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Residual Income	Weighted Average Junior Ratio
4.501 - 5.000	1	$115,000	0.08%	$115,000	699	$11,247	15.03%
5.001 - 5.500	9	330,167	0.22	36,685	711	8,327	18.13
5.501 - 6.000	1,099	60,177,350	40.64	54,756	705	7,961	19.81
6.001 - 6.500	262	14,834,449	10.02	56,620	711	10,587	19.95
6.501 - 7.000	97	4,310,290	2.91	44,436	709	6,376	20.16
7.001 - 7.500	58	3,593,547	2.43	61,958	715	10,543	23.91
7.501 - 8.000	90	6,263,424	4.23	69,594	739	10,263	21.89
8.001 - 8.500	133	9,498,611	6.42	71,418	735	9,710	25.09
8.501 - 9.000	147	9,867,312	6.66	67,125	732	8,849	20.93
9.001 - 9.500	221	14,701,680	9.93	66,523	740	6,940	19.2
9.501 - 10.000	157	8,918,379	6.02	56,805	732	7,080	18.83
10.001 - 10.500	107	5,213,869	3.52	48,728	717	7,914	18.02
10.501 - 11.000	72	4,318,010	2.92	59,972	690	10,628	18.57
11.001 - 11.500	58	3,079,892	2.08	53,102	683	8,519	19.29
11.501 - 12.000	38	1,528,969	1.03	40,236	675	5,621	18.46
12.001 - 12.500	13	1,154,303	0.78	88,793	690	12,835	21.49
12.501 - 13.000	2	66,603	0.04	33,301	712	5,381	20.03
15.501 - 16.000	1	56,100	0.04	56,100	748	6,372	20.03
17.501 - 18.000	1	30,500	0.02	30,500	761	3,482	29.9
Total:	2,566	$148,058,456	100.00%	$57,700	715	$8,454	20.24%

As of the cut-off date, the weighted average mortgage rate of the Group II Loans was approximately 7.550%.

23

Residential Funding Mortgage Securities, II, Inc.

Home Equity Loan-Backed Term Notes, Series 2006-HSA2

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse Securities (USA) LLC.

Maximum Loan Rates of the Group II Loans

Maximum Loan Rates (%)	Number of Group II Loans	Cut-Off Date Principal Balance	% of Loan Group II by Cut-Off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Residual Income	Weighted Average Junior Ratio
10.00	2	$64,900	0.04%	$32,450	703	$2,744	19.53%
14.00	10	317,316	0.21	31,732	695	5,863	20.89
16.00	31	1,128,158	0.76	36,392	724	7,826	17.87
18.00	1,535	94,675,140	63.94	61,678	720	8,821	20.55
18.50	1	40,000	0.03	40,000	728	3,268	14.95
20.00	11	671,744	0.45	61,068	716	6,529	26.08
21.00	58	1,916,659	1.29	33,046	703	5,338	19.96
21.75	16	679,196	0.46	42,450	713	5,454	26.43
22.20	7	276,046	0.19	39,435	702	4,865	22.77
24.00	817	44,597,625	30.12	54,587	706	8,170	19.26
25.00	78	3,691,670	2.49	47,329	719	5,803	22.95
Total:	2,566	$148,058,456	100.00%	$57,700	715	$8,454	20.24%

As of the cut-off date, the average maximum loan rate of the Group II Loans was approximately 20.028%.

Original Combined LTV Ratios of the Group II Loans

Range of Combined LTV Ratios (%)	Number of Group II Loans	Cut-Off Date Principal Balance	% of Loan Group II by Cut-Off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Residual Income	Weighted Average Junior Ratio
10.01 - 20.00	2	$166,999	0.11%	$83,500	662	$11,823	0.00%
20.01 - 30.00	3	108,658	0.07	36,219	686	7,571	0.00
30.01 - 40.00	10	522,527	0.35	52,253	724	3,704	35.81
40.01 - 50.00	21	1,282,872	0.87	61,089	717	9,546	29.61
50.01 - 60.00	46	2,605,021	1.76	56,631	703	10,572	35.41
60.01 - 70.00	68	4,619,358	3.12	67,932	718	15,360	31.74
70.01 - 75.00	71	3,995,938	2.70	56,281	720	13,366	21.77
75.01 - 80.00	198	12,167,857	8.22	61,454	700	10,040	23.94
80.01 - 85.00	121	5,418,957	3.66	44,785	715	8,828	17.96
85.01 - 90.00	930	47,067,939	31.79	50,611	707	9,239	15.53
90.01 - 95.00	227	13,964,510	9.43	61,518	721	8,149	19.70
95.01 - 100.00	869	56,137,818	37.92	64,600	724	6,503	21.21
Total:	2,566	$148,058,456	100.00%	$57,700	715	$8,454	20.24%

As of the cut-off date, the average combined LTV of the Group II Loans was approximately 90.44%.

24

Residential Funding Mortgage Securities, II, Inc.

Home Equity Loan-Backed Term Notes, Series 2006-HSA2

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse Securities (USA) LLC.

Junior Ratios of the Group II Loans

Range of Junior Ratios (%)	Number of Group II Loans	Cut-Off Date Principal Balance	% of Loan Group II by Cut-Off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income
0.01 - 5.00	41	$554,350	0.38%	$13,521	688	79.54%	$6,470
5.01 - 10.00	171	5,155,531	3.51	30,149	696	80.25	12,021
10.01 - 15.00	825	35,889,683	24.42	43,503	706	87.68	8,940
15.01 - 20.00	1,061	67,033,718	45.61	63,180	721	95.55	7,223
20.01 - 25.00	210	16,512,261	11.23	78,630	716	88.93	10,018
25.01 - 30.00	89	7,771,832	5.29	87,324	709	86.18	11,466
30.01 - 35.00	64	5,005,998	3.41	78,219	719	82.30	8,686
35.01 - 40.00	35	2,808,639	1.91	80,247	723	79.34	6,920
40.01 - 45.00	19	2,238,197	1.52	117,800	738	82.92	7,454
45.01 - 50.00	19	1,390,721	0.95	73,196	714	70.17	10,580
50.01 - 55.00	8	1,210,446	0.82	151,306	713	59.66	15,186
55.01 - 60.00	6	617,456	0.42	102,909	731	80.33	4,387
60.01 - 65.00	2	280,941	0.19	140,471	745	63.69	6,346
65.01 - 70.00	1	146,000	0.10	146,000	739	62.00	8,864
80.01 - 85.00	1	257,930	0.18	257,930	668	69.00	10,530
85.01 - 90.00	1	105,000	0.07	105,000	816	80.00	4,494
Total:	2,553	$146,978,705	100.00%	$57,571	715	89.70%	$8,472

The preceding table excludes Group II Loans secured by first liens on the related mortgaged property. With respect to each Group II Loan secured by a second lien on the related mortgaged property, the junior ratio is the ratio of the original principal balance of such Group II Loan to the sum of (i) the original principal balance of such Group II Loan, and (ii) the unpaid principal balance of any senior lien at the time of the origination of such Group II Loan.

As of the cut-off date, the weighted average junior ratio of the Group II Loans was approximately 20.24%.

Remaining Term to Scheduled Maturity of the Group II Loans

Range of Months Remaining to Scheduled Maturity	Number of Group II Loans	Cut-Off Date Principal Balance	% of Loan Group II by Cut-Off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
1 - 96	2	$49,739	0.03%	$24,869	649	42.57%	$4,447	25.38%
97 - 108	1	23,916	0.02	23,916	664	95.00	3,115	12.52
109 - 120	11	472,851	0.32	42,986	723	93.30	4,312	19.46
121 - 132	3	141,782	0.10	47,261	721	74.09	8,831	34.11
133 - 144	6	130,245	0.09	21,708	665	79.81	3,635	17.45
145 - 156	2	12,951	0.01	6,476	787	52.36	2,468	24.75
157 - 168	7	175,469	0.12	25,067	687	72.99	4,604	31.07
169 - 180	1,018	52,995,386	35.79	52,058	709	87.70	8,265	20.56
181 - 288	102	4,990,082	3.37	48,922	713	83.78	7,687	19.76
289 - 300	1,102	73,926,751	49.93	67,084	721	91.11	8,968	19.79
301 and Over	312	15,139,284	10.23	48,523	710	89.97	7,031	20.92
Total:	2,566	$148,058,456	100.00%	$57,700	715	89.35%	$8,454	20.24%

As of the cut-off date, the weighted average remaining term to maturity of the Group II Loans was approximately 258 months.

25

Residential Funding Mortgage Securities, II, Inc.

Home Equity Loan-Backed Term Notes, Series 2006-HSA2

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse Securities (USA) LLC.

Year of Origination of the Group II Loans

Year of Origination	Number of Group II Loans	Cut-Off Date Principal Balance	% of Loan Group II by Cut-Off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
1995	2	$17,403	0.01%	$8,701	608	84.96%	$4,672	8.10%
1996	1	20,674	0.01	20,674	699	25.00	2,861	0.00
1997	2	37,050	0.03	18,525	621	78.00	5,932	21.03
1998	2	71,549	0.05	35,774	644	81.76	5,086	29.66
1999	1	23,916	0.02	23,916	664	95.00	3,115	12.52
2000	4	98,524	0.07	24,631	681	87.91	3,755	26.64
2001	3	63,152	0.04	21,051	699	89.50	6,107	12.55
2002	12	355,632	0.24	29,636	679	81.35	5,829	23.73
2003	5	108,540	0.07	21,708	650	68.45	5,007	23.48
2004	10	263,853	0.18	26,385	712	76.34	5,589	26.19
2005	2,240	132,280,921	89.34	59,054	716	89.57	8,404	20.17
2006	284	14,717,242	9.94	51,821	712	88.82	9,144	20.40
Total:	2,566	$148,058,456	100.00%	$57,700	715	89.35%	$8,454	20.24%

26

Residential Funding Mortgage Securities, II, Inc.

Home Equity Loan-Backed Term Notes, Series 2006-HSA2

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse Securities (USA) LLC.

Geographic Distribution of the Mortgage Properties of the Group II Loans

State	Number of Group II Loans	Cut-Off Date Principal Balance	% of Loan Group II by Cut-Off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
Alabama	23	$880,353	0.59%	$38,276	700	99.35%	$4,377	20.20%
Alaska	9	387,407	0.26	43,045	716	95.92	4,839	19.22
Arizona	195	10,575,923	7.14	54,236	714	91.41	8,244	20.75
Arkansas	2	64,900	0.04	32,450	703	99.57	2,744	19.53
California	916	62,912,498	42.49	68,682	716	89.28	8,591	18.62
Colorado	100	5,070,447	3.42	50,704	726	93.17	8,386	20.26
Connecticut	23	1,662,891	1.12	72,300	704	77.67	7,893	21.53
Delaware	3	134,921	0.09	44,974	712	95.00	12,112	15.79
Florida	259	14,011,803	9.46	54,100	715	85.06	9,856	24.70
Georgia	69	3,353,793	2.27	48,606	696	92.81	7,472	21.51
Hawaii	15	1,397,670	0.94	93,178	734	84.92	11,811	17.99
Idaho	20	766,009	0.52	38,300	726	83.85	13,805	19.24
Illinois	55	2,827,958	1.91	51,417	721	90.21	8,336	20.49
Indiana	13	419,421	0.28	32,263	689	92.74	5,065	22.76
Iowa	2	54,923	0.04	27,462	681	89.45	4,391	13.76
Kansas	4	115,900	0.08	28,975	715	99.16	3,236	19.35
Kentucky	16	572,244	0.39	35,765	714	97.50	4,676	18.58
Louisiana	36	983,806	0.66	27,328	712	95.25	5,831	18.79
Maine	2	62,000	0.04	31,000	714	100.00	2,802	20.00
Maryland	42	2,361,793	1.60	56,233	710	85.81	9,594	19.19
Massachusetts	35	1,917,866	1.30	54,796	696	84.23	7,269	24.80
Michigan	50	1,921,337	1.30	38,427	696	93.61	6,653	18.82
Minnesota	26	1,248,471	0.84	48,018	713	86.75	5,394	23.48
Mississippi	5	248,585	0.17	49,717	709	100.00	4,287	30.78
Missouri	20	729,334	0.49	36,467	720	96.45	5,080	25.00
Montana	1	16,000	0.01	16,000	703	90.00	6,566	11.11
Nebraska	3	103,747	0.07	34,582	762	98.46	5,154	18.63
Nevada	64	4,760,542	3.22	74,383	724	92.80	11,946	19.14
New Hampshire	5	260,272	0.18	52,054	727	87.67	6,786	20.98
New Jersey	66	3,954,587	2.67	59,918	716	85.10	11,750	20.41
New Mexico	9	526,784	0.36	58,532	722	91.61	12,185	20.14
New York	49	3,013,883	2.04	61,508	716	92.11	8,568	16.93
North Carolina	39	1,358,192	0.92	34,825	718	94.41	7,109	18.07
Ohio	27	1,093,359	0.74	40,495	712	91.66	4,895	20.81
Oklahoma	9	316,300	0.21	35,144	695	87.14	5,852	23.14
Oregon	46	2,397,156	1.62	52,112	724	89.04	6,665	20.89
Pennsylvania	13	607,333	0.41	46,718	700	85.50	8,097	23.18
Rhode Island	2	36,484	0.02	18,242	664	89.44	3,230	19.00
South Carolina	25	1,085,382	0.73	43,415	700	90.90	6,882	20.38
Tennessee	11	362,316	0.24	32,938	698	95.21	5,707	21.05
Texas	5	337,352	0.23	67,470	770	47.38	7,611	24.46
Utah	46	2,213,082	1.49	48,110	703	90.38	8,588	20.18
Vermont	6	248,250	0.17	41,375	714	99.28	3,886	19.39
Washington	110	5,382,164	3.64	48,929	719	92.30	5,637	23.04
Virginia	70	4,572,976	3.09	65,328	716	90.39	7,489	23.96
West Virginia	5	134,946	0.09	26,989	689	92.54	3,387	15.34
Wisconsin	12	374,957	0.25	31,246	707	85.11	4,352	19.78
Wyoming	1	49,139	0.03	49,139	650	76.00	5,092	25.92
Washington DC	2	171,000	0.12	85,500	718	96.26	7,938	16.67
Total:	2,566	$148,058,456	100.00%	$57,700	715	89.35%	$8,454	20.24%

27

Residential Funding Mortgage Securities, II, Inc.

Home Equity Loan-Backed Term Notes, Series 2006-HSA2

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse Securities (USA) LLC.

Property Type of the Group II Loans

Property Type	Number of Group II Loans	Cut-Off Date Principal Balance	% of Loan Group II by Cut-Off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
Single Family Residence	1,622	$91,120,391	61.54%	$56,178	713	88.22%	$8,321	20.43%
PUD Detached	469	33,000,063	22.29	70,363	717	91.23	9,650	20.10
Condominium	282	14,682,497	9.92	52,066	724	92.14	7,604	19.32
Multifamily (2-4 Units)	107	5,571,661	3.76	52,072	708	88.92	7,986	19.22
PUD Attached	68	2,775,646	1.87	40,818	724	89.90	4,931	23.03
Townhouse	17	894,058	0.60	52,592	742	95.56	6,153	17.85
Manufactured Home	1	14,139	0.01	14,139	655	90.00	2,539	13.90
Total:	2,566	$148,058,456	100.00%	$57,700	715	89.35%	$8,454	20.24%

Lien Priority of the Group II Loans

Lien	Number of Group II Loans	Cut-Off Date Principal Balance	% of Loan Group II by Cut-Off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
First Lien	13	$1,079,750	0.73%	$83,058	713	44.16%	$6,051	0.00%
Second Lien	2,553	146,978,705	99.27	57,571	715	89.70	8,472	20.24
Total:	2,566	$148,058,456	100.00%	$57,700	715	89.35%	$8,454	20.24%

Occupancy Type of the Group II Loans

Occupancy Type	Number of Group II Loans	Cut-Off Date Principal Balance	% of Loan Group II by Cut-Off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
Primary	2,341	$137,575,210	92.92%	$58,768	714	89.62%	$8,111	20.27%
Non-Owner Occupied	152	5,822,116	3.93	38,303	735	87.18	10,401	19.00
2nd or Vacation	73	4,661,129	3.15	63,851	731	83.64	16,337	20.84
Total:	2,566	$148,058,456	100.00%	$57,700	715	89.35%	$8,454	20.24%

28

Residential Funding Mortgage Securities, II, Inc.

Home Equity Loan-Backed Term Notes, Series 2006-HSA2

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse Securities (USA) LLC.

Principal Balances of the Group II Loans

Range of Principal Balances ($)	Number of Group II Loans	Cut-Off Date Principal Balance	% of Loan Group II by Cut-Off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
0.01 – 25,000.00	534	$8,555,297	5.78%	$16,021	699	82.25%	$4,729	19.46%
25,000.01 – 50,000.00	867	32,622,688	22.03	37,627	705	89.95	5,505	16.88
50,000.01 – 75,000.00	552	34,128,761	23.05	61,827	714	91.44	6,839	17.71
75,000.01 – 100,000.00	318	28,077,816	18.96	88,295	717	91.55	8,329	20.71
100,000.01 – 125,000.00	113	12,659,838	8.55	112,034	724	95.11	8,898	21.43
125,000.01 – 150,000.00	96	13,340,392	9.01	138,962	718	87.97	11,299	22.57
150,000.01 – 175,000.00	29	4,741,638	3.20	163,505	734	90.46	13,158	25.00
175,000.01 – 200,000.00	29	5,649,508	3.82	194,811	739	80.32	14,444	27.29
200,000.01 – 225,000.00	5	1,052,525	0.71	210,505	721	91.54	9,273	30.92
225,000.01 – 250,000.00	7	1,686,950	1.14	240,993	745	83.93	14,813	26.22
250,000.01 – 275,000.00	4	1,056,580	0.71	264,145	726	80.83	9,016	55.34
275,000.01 – 300,000.00	3	870,000	0.59	290,000	697	89.49	24,018	22.50
Greater than 300,000	9	3,616,462	2.44	401,829	730	81.82	25,565	29.49
Total:	2,566	$148,058,456	100.00%	$57,700	715	89.35%	$8,454	20.24%

As of the cut-off date, the weighted average unpaid principal balance of the Group II Loans was approximately $57,700.10.

Gross Margins of the Group II Loans

Range of Gross Margins (%)	Number of Group II Loans	Cut-Off Date Principal Balance	% of Loan Group II by Cut-Off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
Less than 0.000	27	$1,582,851	1.07%	$58,624	724	72.51%	$12,370	26.26%
0.001 - 0.500	94	6,632,993	4.48	70,564	740	72.35	13,893	27.13
0.501 - 1.000	204	12,978,121	8.77	63,618	722	75.61	9,778	23.87
1.001 - 1.500	226	13,195,746	8.91	58,388	726	83.24	8,583	23.53
1.501 - 2.000	237	14,787,327	9.99	62,394	730	89.61	7,841	20.12
2.001 - 2.500	358	22,330,124	15.08	62,375	734	94.80	7,873	19.08
2.501 - 3.000	387	21,771,843	14.70	56,258	726	93.14	8,165	17.95
3.001 - 3.500	358	19,505,683	13.17	54,485	702	92.97	8,520	17.98
3.501 - 4.000	284	15,496,534	10.47	54,565	693	93.43	8,092	17.97
4.001 - 4.500	212	10,067,209	6.80	47,487	674	95.63	6,848	19.18
4.501 - 5.000	117	6,421,564	4.34	54,885	677	97.27	6,648	19.32
5.001 - 5.500	32	2,010,454	1.36	62,827	707	95.89	9,355	19.32
Over 5.500	30	1,278,007	0.86	42,600	715	95.84	7,918	22.36
Total:	2,566	$148,058,456	100.00%	$57,700	715	89.35%	$8,454	20.24%

As of the cut-off date, the weighted average gross margin of the Group II Loans was approximately 2.60%.

29

Residential Funding Mortgage Securities, II, Inc.

Home Equity Loan-Backed Term Notes, Series 2006-HSA2

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse Securities (USA) LLC.

Debt-to-Income Ratios of the Group II Loans

Range of Debt-to-Income Ratios (%)	Number of Group II Loans	Cut-Off Date Principal Balance	% of Loan Group II by Cut-Off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Residual Income	Weighted Average Junior Ratio
Not Available	31	$2,056,967	1.39%	$66,354	733	80.41%	$0	26.83%
5.01 - 10.00	2	227,009	0.15	113,505	706	100.00	10,618	20.00
10.01 - 15.00	12	473,120	0.32	39,427	710	76.66	19,102	34.12
15.01 - 20.00	35	2,063,190	1.39	58,948	740	79.31	24,405	26.23
20.01 - 25.00	81	3,813,650	2.58	47,082	715	85.33	14,627	20.61
25.01 - 30.00	204	10,929,748	7.38	53,577	711	88.21	11,241	20.90
30.01 - 35.00	346	18,770,541	12.68	54,250	716	88.07	10,806	19.55
35.01 - 40.00	714	43,482,566	29.37	60,900	716	89.92	8,668	20.21
40.01 - 45.00	777	43,102,279	29.11	55,473	710	89.94	6,550	18.64
45.01 - 50.00	331	21,096,288	14.25	63,735	720	91.81	5,616	22.03
50.01 - 55.00	31	1,911,143	1.29	61,650	737	92.58	6,666	18.79
Greater than 55.01	2	131,956	0.09	65,978	715	56.56	4,121	42.59
Total:	2,566	$148,058,456	100.00%	$57,700	715	89.35%	$8,454	20.24%

As of the cut-off date, the weighted average debt-to-income ratio of the Group II Loans was approximately 39.14.

Residual Income of the Group II Loans

Range of Residual Income	Number of Group II Loans	Cut-Off Date Principal Balance	% of Loan Group II by Cut-Off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined LTV Ratio	Weighted Average Junior Ratio
Not Available	31	$2,056,967	1.39%	$66,354	733	80.41%	26.83%
Less than $1,499	29	$657,651	0.44	22,678	722	92.99%	21.18%
1,500 – 1,999	71	1,685,525	1.14	23,740	694	91.98	21.50
2,000 – 2,999	283	8,880,947	6.00	31,381	704	91.22	21.73
3,000 – 3,999	413	16,991,201	11.48	41,141	710	92.65	19.26
4,000 – 4,999	383	18,570,620	12.54	48,487	715	91.49	21.00
5,000 – 5,999	316	17,709,098	11.96	56,041	718	92.48	19.52
6,000 and Greater	1,040	81,506,447	55.05	78,372	717	89.31	20.06
Total:	2,566	$148,058,456	100.00%	$57,700	715	89.35%	20.24%

As of the cut-off date, the weighted average residual income of the mortgagors for the Group II Loans was $ 8,454.

Documentation Types of the Group II Loans

30

Residential Funding Mortgage Securities, II, Inc.

Home Equity Loan-Backed Term Notes, Series 2006-HSA2

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse Securities (USA) LLC.

Documentation Types	Number of Group II Loans	Cut-Off Date Principal Balance	% of Loan Group II by Cut-Off Date Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Residual Income	Weighted Average Residual Income	Weighted Average Junior Ratio
Fast Doc / Reduced	21	$1,254,774	0.85%	$59,751	687	93.56%	$10,876	17.43%
Full/Alt	931	45,668,838	30.85	49,054	708	91.72	7,114	21.47
Lite Doc	23	1,192,608	0.81	51,853	733	95.32	5,593	23.13
No Doc	2	229,000	0.15	114,500	761	85.24	0	30.76
No Ratio/No Stated Income	29	1,827,967	1.23	63,033	729	79.87	0	26.39
One Paystub	15	940,618	0.64	62,708	733	80.68	5,007	19.92
Stated Income/Easy Doc	1,517	94,899,019	64.10	62,557	718	88.39	9,019	19.59
Stated Income/ Stated Asset	28	2,045,631	1.38	73,058	711	87.12	13,908	16.25
Total:	2,566	$148,058,456	100.00%	$57,700	715	89.35%	$8,454	20.24%

31

Residential Funding Mortgage Securities, II, Inc.

Home Equity Loan-Backed Term Notes, Series 2006-HSA2

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse Securities (USA) LLC.

Rating Agency Contacts

	name	phone extension
Moody’s:	Odile Grisard	(212) 553-1382
S&P:	Mona Solar	(212) 438-2668

32

FREE WRITING PROSPECTUS DATED FEBRUARY 13, 2006

PART II of II

$447,900,000 (Approximate)

HOME EQUITY LOAN-BACKED TERM NOTES,

SERIES 2006-HSA2

RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.

Depositor (SEC File No. 333-110340)

Depositor

RESIDENTIAL FUNDING CORPORATION

Seller and Master Servicer

FEBRUARY 13, 2006

Disclaimer

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION (THE SEC) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1–800-221-1037.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Term Notes, supersedes any information contained in any prior similar materials relating to the Term Notes. The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Term Notes referred to in this free writing prospectus and to solicit an offer to purchase the Term Notes, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Term Notes, until we have accepted your offer to purchase Term Notes. The Term Notes referred to in these materials are being sold when, as and if issued. The issuer is not obligated to issue such Term Notes or any similar security and the underwriter's obligation to deliver such Term Notes is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such Term Notes when, as and if issued by the issuer. You are advised that the terms of the Term Notes, and the characteristics of the home equity loan pool backing them, may change (due, among other things, to the possibility that home equity loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different home equity loans may be added to the pool, and that one or more classes of Term Notes may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that Term Notes may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such Term Notes to you is conditioned on the home equity loans and Term Notes having the characteristics described in these materials. If for any reason the issuer does not deliver such Term Notes, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Term Notes which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This communication does not contain all the information that is required to be included in the base prospectus and the prospectus supplement.

This information in this communication is preliminary and is subject to completion or change.

3

Residential Funding Mortgage Securities, II, Inc.

Home Equity Loan-Backed Term Notes, Series 2006-HSA2

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse Securities (USA) LLC.

Class A-I Sensitivity Analysis

To 10% Call

Prepayment Assumptions	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
Class A-I-1
Avg. Life (yrs)	11.36	1.64	1.15	0.90	0.75	0.65	0.57
Modified Duration (Years) (1)	8.37	1.54	1.09	0.87	0.72	0.63	0.55
First Principal Payment	3/25/2006	3/25/2006	3/25/2006	3/25/2006	3/25/2006	3/25/2006	3/25/2006
Last Principal Payment	1/25/2021	10/25/2009	6/25/2008	11/25/2007	7/25/2007	4/25/2007	2/25/2007
Principal Window (months)	179	44	28	21	17	14	12

Class A-I-2
Avg. Life (yrs)	14.92	4.48	2.78	2.00	1.58	1.31	1.12
Modified Duration (Years) (1)	9.97	3.87	2.51	1.85	1.48	1.23	1.06
First Principal Payment	1/25/2021	10/25/2009	6/25/2008	11/25/2007	7/25/2007	4/25/2007	2/25/2007
Last Principal Payment	1/25/2021	6/25/2011	5/25/2009	5/25/2008	11/25/2007	7/25/2007	5/25/2007
Principal Window (months)	1	21	12	7	5	4	4

Class A-I-3
Avg. Life (yrs)	16.36	7.99	4.48	3.00	2.17	1.74	1.44
Modified Duration (Years) (1)	10.53	6.26	3.86	2.70	2.00	1.62	1.35
First Principal Payment	1/25/2021	6/25/2011	5/25/2009	5/25/2008	11/25/2007	7/25/2007	5/25/2007
Last Principal Payment	7/25/2025	1/25/2017	6/25/2012	3/25/2010	12/25/2008	3/25/2008	10/25/2007
Principal Window (months)	55	68	38	23	14	9	6

Class A-I-4
Avg. Life (yrs)	19.42	10.92	7.07	4.80	3.36	2.30	1.85
Modified Duration (Years) (1)	11.45	7.93	5.67	4.09	2.98	2.10	1.72
First Principal Payment	7/25/2025	1/25/2017	6/25/2012	3/25/2010	12/25/2008	3/25/2008	10/25/2007
Last Principal Payment	7/25/2025	1/25/2017	4/25/2013	4/25/2011	12/25/2009	12/25/2008	2/25/2008
Principal Window (months)	1	1	11	14	13	10	5

Class A-I-5
Avg. Life (yrs)	12.31	7.05	6.00	4.78	3.76	2.92	2.27
Modified Duration (Years) (1)	8.54	5.61	4.93	4.08	3.30	2.63	2.08
First Principal Payment	3/25/2009	3/25/2009	3/25/2009	3/25/2009	3/25/2009	12/25/2008	2/25/2008
Last Principal Payment	1/25/2021	1/25/2017	4/25/2013	4/25/2011	12/25/2009	1/25/2009	6/25/2008
Principal Window (months)	143	95	50	26	10	2	5

(1) Assumes price of 100%.

4

Residential Funding Mortgage Securities, II, Inc.

Home Equity Loan-Backed Term Notes, Series 2006-HSA2

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse Securities (USA) LLC.

Class A-I Sensitivity Analysis

To Maturity

Prepayment Assumptions	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
Class A-I-1
Avg. Life (yrs)	11.36	1.64	1.15	0.90	0.75	0.65	0.57
Modified Duration (Years) (1)	8.37	1.54	1.09	0.87	0.72	0.63	0.55
First Principal Payment	3/25/2006	3/25/2006	3/25/2006	3/25/2006	3/25/2006	3/25/2006	3/25/2006
Last Principal Payment	1/25/2021	10/25/2009	6/25/2008	11/25/2007	7/25/2007	4/25/2007	2/25/2007
Principal Window (months)	179	44	28	21	17	14	12

Class A-I-2
Avg. Life (yrs)	14.92	4.48	2.78	2.00	1.58	1.31	1.12
Modified Duration (Years) (1)	9.97	3.87	2.51	1.85	1.48	1.23	1.06
First Principal Payment	1/25/2021	10/25/2009	6/25/2008	11/25/2007	7/25/2007	4/25/2007	2/25/2007
Last Principal Payment	1/25/2021	6/25/2011	5/25/2009	5/25/2008	11/25/2007	7/25/2007	5/25/2007
Principal Window (months)	1	21	12	7	5	4	4

Class A-I-3
Avg. Life (yrs)	16.49	8.05	4.48	3.00	2.17	1.74	1.44
Modified Duration (Years) (1)	10.57	6.29	3.86	2.70	2.00	1.62	1.35
First Principal Payment	1/25/2021	6/25/2011	5/25/2009	5/25/2008	11/25/2007	7/25/2007	5/25/2007
Last Principal Payment	5/25/2027	2/25/2018	6/25/2012	3/25/2010	12/25/2008	3/25/2008	10/25/2007
Principal Window (months)	77	81	38	23	14	9	6

Class A-I-4
Avg. Life (yrs)	23.90	14.16	9.97	5.68	3.40	2.30	1.85
Modified Duration (Years) (1)	12.73	9.46	7.32	4.66	3.01	2.10	1.72
First Principal Payment	5/25/2027	2/25/2018	6/25/2012	3/25/2010	12/25/2008	3/25/2008	10/25/2007
Last Principal Payment	5/25/2034	3/25/2023	1/25/2021	11/25/2017	6/25/2010	12/25/2008	2/25/2008
Principal Window (months)	85	62	104	93	19	10	5

Class A-I-5
Avg. Life (yrs)	12.31	7.11	6.37	5.92	5.11	4.02	2.91
Modified Duration (Years) (1)	8.54	5.64	5.16	4.86	4.30	3.49	2.60
First Principal Payment	3/25/2009	3/25/2009	3/25/2009	3/25/2009	3/25/2009	12/25/2008	2/25/2008
Last Principal Payment	1/25/2021	1/25/2021	1/25/2021	8/25/2017	1/25/2015	1/25/2013	7/25/2011
Principal Window (months)	143	143	143	102	71	50	42

(1) Assumes price of 100%.

5

Residential Funding Mortgage Securities, II, Inc.

Home Equity Loan-Backed Term Notes, Series 2006-HSA2

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse Securities (USA) LLC.

Class A-II Sensitivity Analysis Table

To 10% Call

Prepayment Assumptions	Draw	0% CPR	30% CPR	35% CPR	40% CPR	45% CPR	50% CPR	55% CPR
Avg. Life (yrs)	0%	16.80	2.44	2.03	1.72	1.47	1.27	1.10
Modified Duration (Years) (1)		11.11	2.19	1.85	1.59	1.37	1.19	1.04
First Principal Payment		3/25/2006	3/25/2006	3/25/2006	3/25/2006	3/25/2006	3/25/2006	3/25/2006
Last Principal Payment		3/25/2030	8/25/2012	7/25/2011	9/25/2010	1/25/2010	6/25/2009	1/25/2009
Principal Window (months)		289	78	65	55	47	40	35

Avg. Life (yrs)	10%	16.82	3.33	2.66	2.16	1.79	1.51	1.28
Modified Duration (Years) (1)		11.12	2.91	2.37	1.97	1.65	1.41	1.21
First Principal Payment		3/25/2006	3/25/2006	3/25/2006	3/25/2006	3/25/2006	3/25/2006	3/25/2006
Last Principal Payment		4/25/2030	5/25/2015	4/25/2013	11/25/2011	11/25/2010	2/25/2010	7/25/2009
Principal Window (months)		290	111	86	69	57	48	41

Avg. Life (yrs)	15%	16.82	3.97	3.12	2.50	2.03	1.67	1.40
Modified Duration (Years) (1)		11.12	3.40	2.75	2.25	1.86	1.55	1.31
First Principal Payment		3/25/2006	3/25/2006	3/25/2006	3/25/2006	3/25/2006	3/25/2006	3/25/2006
Last Principal Payment		4/25/2030	4/25/2017	10/25/2014	11/25/2012	7/25/2011	7/25/2010	11/25/2009
Principal Window (months)		290	134	104	81	65	53	45

Avg. Life (yrs)	20%	16.82	4.78	3.71	2.93	2.34	1.89	1.55
Modified Duration (Years) (1)		11.12	4.03	3.21	2.60	2.12	1.74	1.44
First Principal Payment		3/25/2006	3/25/2006	3/25/2006	3/25/2006	3/25/2006	3/25/2006	3/25/2006
Last Principal Payment		4/25/2030	8/25/2019	10/25/2016	4/25/2014	5/25/2012	2/25/2011	3/25/2010
Principal Window (months)		290	162	128	98	75	60	49

Avg. Life (yrs)	25%	16.82	5.86	4.46	3.49	2.75	2.19	1.76
Modified Duration (Years) (1)		11.12	4.87	3.81	3.04	2.45	1.99	1.62
First Principal Payment		3/25/2006	3/25/2006	3/25/2006	3/25/2006	3/25/2006	3/25/2006	3/25/2006
Last Principal Payment		4/25/2030	12/25/2020	11/25/2018	4/25/2016	9/25/2013	12/25/2011	10/25/2010
Principal Window (months)		290	178	153	122	91	70	56

(1) Assumes price of 100%.

6

Residential Funding Mortgage Securities, II, Inc.

Home Equity Loan-Backed Term Notes, Series 2006-HSA2

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse Securities (USA) LLC.

Class A-II Sensitivity Analysis Table

To Maturity

Prepayment Assumptions	Draw	0% CPR	30% CPR	35% CPR	40% CPR	45% CPR	50% CPR	55% CPR
Avg. Life (yrs)	0%	16.97	2.65	2.21	1.87	1.60	1.38	1.20
Modified Duration (Years) (1)		11.16	2.34	1.98	1.70	1.47	1.29	1.13
First Principal Payment		3/25/2006	3/25/2006	3/25/2006	3/25/2006	3/25/2006	3/25/2006	3/25/2006
Last Principal Payment		9/25/2035	8/25/2020	4/25/2018	6/25/2016	1/25/2015	10/25/2013	10/25/2012
Principal Window (months)		355	174	146	124	107	92	80

Avg. Life (yrs)	10%	16.97	3.46	2.80	2.31	1.93	1.63	1.39
Modified Duration (Years) (1)		11.16	2.98	2.47	2.07	1.76	1.50	1.29
First Principal Payment		3/25/2006	3/25/2006	3/25/2006	3/25/2006	3/25/2006	3/25/2006	3/25/2006
Last Principal Payment		9/25/2035	12/25/2021	12/25/2020	9/25/2018	10/25/2016	3/25/2015	11/25/2013
Principal Window (months)		355	190	178	151	128	109	93

Avg. Life (yrs)	15%	16.98	4.04	3.22	2.62	2.16	1.80	1.52
Modified Duration (Years) (1)		11.17	3.44	2.81	2.32	1.95	1.65	1.41
First Principal Payment		3/25/2006	3/25/2006	3/25/2006	3/25/2006	3/25/2006	3/25/2006	3/25/2006
Last Principal Payment		9/25/2035	4/25/2023	12/25/2020	2/25/2020	11/25/2017	3/25/2016	7/25/2014
Principal Window (months)		355	206	178	168	141	121	101

Avg. Life (yrs)	20%	16.98	4.80	3.76	3.01	2.45	2.01	1.67
Modified Duration (Years) (1)		11.17	4.04	3.24	2.65	2.19	1.83	1.54
First Principal Payment		3/25/2006	3/25/2006	3/25/2006	3/25/2006	3/25/2006	3/25/2006	3/25/2006
Last Principal Payment		9/25/2035	8/25/2024	12/25/2021	12/25/2020	3/25/2019	3/25/2017	6/25/2015
Principal Window (months)		355	222	190	178	157	133	112

Avg. Life (yrs)	25%	16.98	5.87	4.48	3.52	2.82	2.28	1.87
Modified Duration (Years) (1)		11.17	4.87	3.82	3.06	2.50	2.06	1.71
First Principal Payment		3/25/2006	3/25/2006	3/25/2006	3/25/2006	3/25/2006	3/25/2006	3/25/2006
Last Principal Payment		9/25/2035	11/25/2025	3/25/2023	12/25/2020	12/25/2020	5/25/2018	7/25/2016
Principal Window (months)		355	237	205	178	178	147	125

(1) Assumes price of 100%.

7

Residential Funding Mortgage Securities, II, Inc.

Home Equity Loan-Backed Term Notes, Series 2006-HSA2

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse Securities (USA) LLC.

Class A-I-1 Net WAC Rate Schedule
Period	Payment Date	Net WAC Rate (%)(1)
1	March, 2006	8.35
2	April, 2006	7.81
3	May, 2006	8.07
4	June, 2006	7.81
5	July, 2006	8.08
6	August, 2006	7.82
7	September, 2006	7.82
8	October, 2006	8.08
9	November, 2006	7.82
10	December, 2006	8.08
11	January, 2007	7.82
12	February, 2007	7.82
13	March, 2007	8.66
14	April, 2007	7.83
15	May, 2007	8.09
16	June, 2007	7.83
17	July, 2007	8.09
18	August, 2007	7.83
19	September, 2007	7.83
20	October, 2007	8.09
21	November, 2007	7.83

(1)	Run at the pricing speed to call.

8

Residential Funding Mortgage Securities, II, Inc.

Home Equity Loan-Backed Term Notes, Series 2006-HSA2

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse Securities (USA) LLC.

Group II Net WAC Rate Schedule
Period	Payment Date	Net WAC Rate (%)(1)	Period	Payment Date	Net WAC Rate (%)(1)	Period	Payment Date	Net WAC Rate (%)(1)
1	03/25/06	7.06	36	02/25/09	9.08	71	01/25/12	9.10
2	04/25/06	7.23	37	03/25/09	10.05	72	02/25/12	9.10
3	05/25/06	8.97	38	04/25/09	9.08	73	03/25/12	9.73
4	06/25/06	9.07	39	05/25/09	9.38	74	04/25/12	9.10
5	07/25/06	9.37	40	06/25/09	9.08	75	05/25/12	9.41
6	08/25/06	9.07	41	07/25/09	9.38	76	06/25/12	9.10
7	09/25/06	9.07	42	08/25/09	9.08	77	07/25/12	9.41
8	10/25/06	9.38	43	09/25/09	9.08	78	08/25/12	9.11
9	11/25/06	9.07	44	10/25/09	9.38	79	09/25/12	9.11
10	12/25/06	9.38	45	11/25/09	9.08	80	10/25/12	9.41
11	01/25/07	9.08	46	12/25/09	9.38	81	11/25/12	9.11
12	02/25/07	9.08	47	01/25/10	9.08
13	03/25/07	10.05	48	02/25/10	9.08
14	04/25/07	9.08	49	03/25/10	10.05
15	05/25/07	9.38	50	04/25/10	9.08
16	06/25/07	9.08	51	05/25/10	9.38
17	07/25/07	9.38	52	06/25/10	9.08
18	08/25/07	9.08	53	07/25/10	9.38
19	09/25/07	9.08	54	08/25/10	9.08
20	10/25/07	9.38	55	09/25/10	9.08
21	11/25/07	9.08	56	10/25/10	9.38
22	12/25/07	9.38	57	11/25/10	9.08
23	01/25/08	9.08	58	12/25/10	9.38
24	02/25/08	9.08	59	01/25/11	9.08
25	03/25/08	9.71	60	02/25/11	9.08
26	04/25/08	9.08	61	03/25/11	10.05
27	05/25/08	9.38	62	04/25/11	9.08
28	06/25/08	9.08	63	05/25/11	9.39
29	07/25/08	9.39	64	06/25/11	9.09
30	08/25/08	9.08	65	07/25/11	9.39
31	09/25/08	9.08	66	08/25/11	9.09
32	10/25/08	9.38	67	09/25/11	9.09
33	11/25/08	9.08	68	10/25/11	9.40
34	12/25/08	9.38	69	11/25/11	9.09
35	01/25/09	9.08	70	12/25/11	9.40

(1)	Run at the pricing speed to call and assuming Prime stays constant at 7.50%.

9

Residential Funding Mortgage Securities, II, Inc.

Home Equity Loan-Backed Term Notes, Series 2006-HSA2

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse Securities (USA) LLC.

Rating Agency Contacts

	name	phone extension
Moody’s:	Odile Grisard	(212) 553-1382
S&P:	Mona Solar	(212) 438-2668

10